EXHIBIT 8.1
LIST OF SUBSIDIARIES
The following is a list of Teekay LNG Partners L.P.’s subsidiaries as at December 31, 2019:

Name of subsidiary	State or Jurisdiction of Incorporation	Proportion of Ownership Interest
Teekay LNG Operating L.L.C.	Marshall Islands	100%
Teekay Nakilat Holdings Corporation	Marshall Islands	100%
Teekay Nakilat (III) Holdings Corporation	Marshall Islands	100%
Teekay LNG Bahrain Operations L.L.C.	Marshall Islands	100%
Teekay LNG US GP L.L.C.	Marshall Islands	100%
Creole Spirit L.L.C.	Marshall Islands	100%
Oak Spirit L.L.C.	Marshall Islands	100%
DSME Hull No. 2411 L.L.C.	Marshall Islands	100%
DSME Hull No. 2461 L.L.C.	Marshall Islands	100%
H.H.I. Hull No. S856 L.L.C.	Marshall Islands	100%
H.H.I. Hull No. S857 L.L.C.	Marshall Islands	100%
European Spirit L.L.C.	Marshall Islands	100%
Alexander Spirit L.L.C.	Marshall Islands	100%
DSME Hull No. 2416 L.L.C.	Marshall Islands	100%
DSME Hull No. 2417 L.L.C.	Marshall Islands	100%
DMSE Option Vessel No.1 L.L.C.	Marshall Islands	100%
DMSE Option Vessel No.2 L.L.C.	Marshall Islands	100%
DMSE Option Vessel No.3 L.L.C.	Marshall Islands	100%
Arctic Spirit L.L.C.	Marshall Islands	100%
Polar Spirit L.L.C.	Marshall Islands	100%
Taizhou Hull No. WZL 0501 L.L.C.	Marshall Islands	100%
Taizhou Hull No. WZL 0502 L.L.C.	Marshall Islands	100%
Taizhou Hull No. WZL 0503 L.L.C.	Marshall Islands	100%
DHJS 2007-001 L.L.C.	Marshall Islands	100%
DHJS 2007-002 L.L.C.	Marshall Islands	100%
Zhonghua Hull No. 451 L.L.C.	Marshall Islands	100%
Wilforce L.L.C.	Marshall Islands	100%
Wilpride L.L.C.	Marshall Islands	100%
Teekay LNG Holdco L.L.C.	Marshall Islands	100%
Teekay Tangguh Borrower L.L.C.	Marshall Islands	100%
Teekay Tangguh Holdings Corporation	Marshall Islands	100%
Teekay Gas Group Ltd.	Marshall Islands	100%
Teekay LNG Project Services L.L.C.	Marshall Islands	100%
Sonoma L.L.C.	Marshall Islands	100%
Teekay LNG Chartering L.L.C.	Marshall Islands	100%
Teekay Luxembourg S.a.r.l.	Luxembourg	100%
Teekay Spain S.L.U.	Spain	100%
Naviera Teekay Gas, S.L.U.	Spain	100%
Naviera Teekay Gas II, S.L.U.	Spain	100%
Naviera Teekay Gas III, S.L.U.	Spain	100%
Naviera Teekay Gas IV, S.L.U.	Spain	100%
SGPC 1 Pte. Ltd.	Singapore	100%
Teekay Multigas Malta Limited	Malta	100%
Teekay Nakilat Corporation	Marshall Islands	70%
Nakilat Holdco L.L.C.	Marshall Islands	70%
Al Areesh L.L.C.	Marshall Islands	70%
Al Daayen L.L.C.	Marshall Islands	70%
Al Marrouna L.L.C.	Marshall Islands	70%
Teekay BLT Corporation	Marshall Islands	70%
Teekay BLT Finance Corporation	Marshall Islands	70%
Teekay Nakilat (II) Limited	United Kingdom	70%
Tangguh Hiri Finance Limited	United Kingdom	70%
Tangguh Hiri Operating Limited	United Kingdom	70%
Tangguh Sago Finance Limited	United Kingdom	70%
Tangguh Sago Operating Limited	United Kingdom	70%